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                         SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                THE LIMITED, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

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                       INFORMATION REGARDING PARTICIPANTS

     The Limited, Inc. ("The Limited") has announced that it intends to commence an offer to exchange 1.046 shares of its common stock for each outstanding share of Class A common stock of Intimate Brands, Inc. If the offer is completed, The Limited will cause a "short-merger" of Intimate Brands with a wholly-owned subsidiary of The Limited to be effected in which each then outstanding publicly held share of Intimate Brands will be exchanged for 1.046 shares of Limited common stock (other than shares as to which appraisal rights are perfected).

     The Limited, Leslie H. Wexner, The Limited's Chairman of the Board and Chief Executive Officer, and V. Ann Hailey, The Limited's Executive Vice President and Chief Financial Officer, as well as the other members of the Board of Directors of The Limited may be deemed to be participants in the solicitation of proxies from the shareholders of The Limited in connection with the proposed exchange offer and merger. A description of the interests of Mr. Wexner, Ms. Hailey and the other members of the Board of Directors of The Limited is set forth in the proxy statement for The Limited's 2001 Annual Meeting of Stockholders filed with the SEC on April 20, 2001. In addition, more recent information concerning share ownership will be included in the proxy statement relating to the offer and the merger to be filed with the SEC. These documents are or will be available as set forth in "Additional Information" below.

                             ADDITIONAL INFORMATION

     In connection with the proposed transaction, The Limited, Inc. intends to file a proxy statement and other related materials with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ALL RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the proxy statement and related documents when they become available from the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of these documents may also be obtained from The Limited by directing a request to The Limited, Inc., Investors Relations, Three Limited Parkway, Columbus, Ohio 43216, (614) 415-7076.